Exhibit 99.1
The Beauty Health Company Introduces New Digitally Connected HydraFacial Syndeo™ Delivery System

Launch Represents a Significant Technology Upgrade from Existing HydraFacial Delivery System, with Data Collection Capabilities for a Personalized and Connected Experience

Long Beach, Calif., – March 7, 2022-- The Beauty Health Company (“BeautyHealth” or the “Company”; NASDAQ:SKIN), a global category-creator in beauty health leading the charge with its flagship brand HydraFacial™, today announced the introduction of HydraFacial Syndeo, a revolutionary new digitally connected device co-created with our HydraFacialist community to meaningfully enhance the consumer and provider experience. Syndeo will be available starting today in the US with rolling release to other markets going forward.

“As a category creator, we deliver beauty health experiences every day that re-invent our consumer’s relationship with their skin, and we’re thrilled to be launching our next-generation HydraFacial delivery system. Syndeo positions us to lead in the beauty health market, by applying technology and data to maximize our customer experience,” said Andrew Stanleick, President and CEO of BeautyHealth. “Meaning ‘connected’ in Greek, Syndeo is a milestone for us in connecting our community of consumers and providers, offering a new level of data and insights on preferences and trends for the ultimate personalized experience.”

Built with cloud-based software, the upgraded delivery system blends the HydraFacial core treatment with digital capabilities to supply the Company and providers with key learnings and insights. The data retrieval enables the Company to better analyze consumer behavior and aid providers in understanding their clients’ needs. With this data, providers can see consumer history and preferences, allowing them to offer targeted products and experiences personalized to a consumer’s needs. The new system also provides the capability to enhance consumer engagement through branding and gamification.

“Innovation is a key strategic pillar of our growth, and as we build the future of BeautyHealth with new products and technologies like Syndeo, we’re always listening and learning in an effort to strengthen our relationship with our community,” continued Mr. Stanleick. “Syndeo’s connectivity leverages personalized targeting, with the goal of ultimately driving increased consumer activation and deepening involvement and trust in the BeautyHealth community.”

While staying true to the HydraFacial 3-step experience, the new device serves as a significant technological upgrade to the brand’s existing delivery system and was jointly created with Whipsaw, a product design and experience innovation company, and Omnica Corporation, a leading medical device development firm, as the new standard for a/estheticians and providers. Importantly, the new delivery system integrates with a custom LightStim Elipsa™ LED light therapy device, allowing for professional strength therapeutic light energy in an efficient, hands-free application to give a/estheticians freedom to perform other services during use. It can be used seamlessly with HydraFacial Syndeo or on its own.

About The Beauty Health Company

The Beauty Health Company is a global category-creating company focused on delivering beauty health experiences by reinventing our consumer’s relationship with their skin, their bodies and their self-confidence. Our flagship brand, HydraFacial, created the category of hydradermabrasion by using a patented Vortex-Fusion Delivery System to cleanse, peel, exfoliate, extract, infuse, and hydrate the skin with proprietary solutions and serums. HydraFacial provides a non-invasive and approachable experience with a powerful community of a/estheticians, consumers and partners, bridging medical aesthetics to beauty to democratize and personalize skin care solutions across ages, genders, skin tones, and skin types. HydraFacial is available in over 90 countries with an install base of 20,399 Delivery Systems providing millions of experiences to consumers each year. For more information, please visit www.beautyhealth.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty

Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the Business Combination; the inability to maintain the listing of The Beauty Health Company’s shares on NASDAQ; The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; the timing of the launch of Syndeo and risks and uncertainties regarding market conditions around the launch of Syndeo; the inability to realize the expected benefits from the launch of the Syndeo delivery system; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; and the impact of the continuing COVID-19 pandemic on the Company’s business. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

ICR, Inc.
Investors: Dawn Francfort, BeautyHealthIR@icrinc.com
Press: Alecia Pulman, BeautyHealthPR@icrinc.com
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